1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Chairman and CEO
Invests Additional $500,000

SANTA ANA, Calif. (Aug. 24, 2011) – Grubb & Ellis Healthcare REIT II, Inc. today announced that Jeff Hanson, the company’s chairman, chief executive officer and one of its largest stockholders, has purchased an additional $500,000 worth of the company’s common stock.

The purchase is in addition to the previously announced and SEC-filed executive stock purchase plan irrevocably entered into by Hanson through which he invests 100 percent of his net after-tax cash compensation, which includes his base salary and any bonuses he may earn, from Grubb & Ellis Company, the sponsor of Grubb & Ellis Healthcare REIT II, directly into shares of the REIT. Under the terms of a similar irrevocable plan, Danny Prosky, the company’s president, chief operating officer, director and first investor in the offering, also invests 50 percent of his net after-tax cash compensation from Grubb & Ellis Company into shares of the REIT.

“This additional investment in Grubb & Ellis Healthcare REIT II is in keeping with our firm belief that we offer one of the finest non-traded REITs in the industry,” said Hanson. “Additionally, it further demonstrates executive commitment to ensure that the interests of the management team and our investors are in lockstep and fully aligned.”

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE), one of the largest and most respected commercial real estate services and investment companies in the world. Our 5,200 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment management business, the company is a leading sponsor of real estate investment programs. For more information, visit www.grubb-ellis.com.

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This release contains certain forward-looking statements with respect to the intention of certain of our executive officers to invest in shares of our common stock; the alignment of interests between our executive officers, management and our stockholders, and whether such alignment of interests will be beneficial to our stockholders. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to the financial strength of our sponsor or the future ownership of our sponsor; uncertainties related to the continued employment of our chief executive officer and president with our sponsor; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

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